INDEMNIFICATION
AGREEMENT

   Agreement, effective as of March 30, 1999 between New Planet Resources, Inc., a Delaware corporation ("Indemnifying Party")

WHEREAS,
Planet and National previously entered into an Agreement and Plan of Reorganization, dated as of March 25, 1999 (the "Reorganization Agreement"), providing for the acquisition (the "Acquisition") of all of the outstanding shares of capital stock of National by Planet;

WHEREAS,
immediately after the Closing (as defined in the Reorganization Agreement) of the Acquisition Planet intends to transfer all of its mineral properties (as hereinafter defined) to New Planet in exchange for the issuance of shares of New Planet Common Stock;

WHEREAS,
Planet's board of directors expects to complete the Distribution (as hereinafter defined) immediately after the Closing of the Acquisition; and

WHEREAS,
the purpose of the Distribution is to make possible the Acquisition by divesting Planet of the mineral properties with which National is unwilling to combine, and this Distribution Agreement sets forth the various agreements between Planet and New Planet relating to the divestiture of the mineral properties by Planet.

NOW
THEREFORE in consideration of the mutual promises and benefits to be derived from this Agreement, New Planet and Planet hereby agree as follows:

 ARTICLE I

 DEFINITIONS

Section
1.1 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

<PRE>
      Agreement: This Indemnification Agreement as amended or supplemented from time to time.

      Affiliate: Affiliate of any Person shall mean any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and
   the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Agent: Any Person authorized to act and who acts on behalf of any other Person with respect to the transactions contemplated by the
   Documents.

      CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as the
   same may be amended from time to time.

      Documents: This Agreement, the Registration Statement, together with any exhibits, schedules or other attachments thereto.

      Environmental Laws and Orders shall mean collectively, all Laws and Orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about property, including, without limitation, RCRA, CERCLA and all other Laws and Orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous or toxic materials or wastes.

      Indemnifiable Losses shall mean any and all losses, Liabilities, claims, damages, penalties, fines, demands, awards and judgments, including reasonable costs and expenses (including, without limitation, attorneys' fees and any and all out-of-pocket expenses) whatsoever reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions involving an Indemnifiable Loss, incurred by an Indemnitee.

      Mineral Properties shall mean the following:

         (a) Subsurface mineral rights on approximately 190 acres located in the City of Mullan, Idaho. Title was acquired by issuance to real property owners of one share of capital stock for each 25 square feet of surface owned. In acquiring such mineral rights, the Company issued 361,739 shares of capital stock as adjusted for subsequent stock splits and Planet merger. Conveyance of title included, free of any additional stock issue, all subsurface rights lying beneath adjacent streets and alleys where ownership rested with the grantor. The acquisition of such mineral rights was completed in November of 1985.

         (b) Lease agreement dated May 1, 1981, with the City of Mullan (which supersedes a previous agreement dated December 31,
      1971) whereby Planet, as Lessee, has the right to mine subsurface minerals on approximately 200 acres owned by the City north of Osburn
      Fault for a period of 25 years (subject to a renewal option for an additional 25 years), The City, as lessor, received 20% of all royalty payments or other consideration received by Allied from Hecla. In the event Allied enters in to a lease agreement for the exploration and development of "City Property" south of the Osburn Fault, the City shall receive 15% of the royalties received. No royalties have been paid on "City Property" south of the fault.

      Person: shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, a company, an unincorporated organization, a government or any department, political subdivision or agency thereof.

      Planet Indemnitees shall mean Planet, National, the directors and officers of Planet, National and each of the heirs, executors, successors and assigns of any of the foregoing.

      RCRA shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.

</PRE>
 ARTICLE II

 INDEMNIFICATION

Section
2.1 Indemnification by New Planet Subsequent to the Distribution Date, except as otherwise specifically set forth in any provision of this Distribution Agreement, New Planet shall indemnify, defend and hold harmless the New Planet Indemnitees from and against any and all Indemnifiable Losses of the New Planet Indemnitees arising out of, by reason of or otherwise in connection with (a) the Mineral Properties, (b) the breach, whether before or after the Distribution Date, by Planet of any provision of this Distribution Agreement or (c) any Planet Liabilities.

   Section 2.2  Procedures for Indemnification.
<PRE>
      (a) If a claim or demand is made against an Indemnitee by any person who is not a party to this Distribution Agreement (a "Third Party
   Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Distribution Agreement, such Indemnitee shall notify the
   Indemnifying Party in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 20 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification within such 20 business day period shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 20 business days)
   after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the
   Third Party Claim.

      (b) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so
   elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the
   Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee (i) for any period during which the Indemnifying Party has failed to assume the defense thereof
   (other than during the 20 business day period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above)
   or (ii) in the event the Indemnitee reasonably determines, based on the advice of its counsel that there shall exist a conflict of interest between the Indemnitee and the Indemnifying Party or that there are defenses available to the Indemnitee that are not available to the Indemnifying Party, the effect of which shall be to make it impractical for the Indemnitee and the Indemnifying Party to be jointly represented by the same counsel, in which case the Indemnifying Party shall be liable for the fees and expenses of one counsel for all Indemnitees in any single or series of related
   Actions. If the Indemnifying Party so elects to assume the defense of any Third Party Claim, the Indemnitee shall cooperate with the Indemnifying
   Party in the defense or prosecution thereof.

      (c) If the Indemnifying Party acknowledges in writing liability for indemnification of a Third Party Claim, then in no event will the
   Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying
   Party acknowledges in writing liability for indemnification of a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend that by its terms (i) obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Indemnitee completely in connection with such Third Party Claim and (iii) would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge and may assume the defense of such Third Party Claim if the Indemnitee agrees (A) that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would have been required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge and (B) to assume all costs and expenses thereafter incurred in connection with the defense of such Third Party Claim (other than those contemplated by subclause (A) herein above).

      (d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief other than money damages against the Indemnitee which the Indemnitee reasonably determines, based on the advice of its counsel, cannot be separated from any related claim for money damages. If such equitable or other relief portion of the
   Third Party Claim can be so separated from the claim for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.
</PRE>
Section
2.3 Indemnification Payments. Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

Section
2.4 Indemnities. . The obligations of New Planet under this Article III shall survive the sale or other transfer by either of them of any assets or businesses or the assignment by either of them of any Liabilities, with respect to any Indemnifiable Loss of any Indemnitee related to such assets, businesses or Liabilities and shall be binding on the successors and assigns of all, or substantially all, of their respective assets and business.

 ARTICLE III

 DISPUTE
RESOLUTION

Section
3.1 Indemnification Agreement Disputes. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (singly, an "Agreement Dispute" and collectively, "Agreement Disputes"), the party asserting the Agreement Dispute shall give written notice to the other party of the existence and nature of such Agreement Dispute. Thereafter, the general counsels (or other designated representatives) of the respective parties shall negotiate in good faith for a period no less than 60 days after the date of the notice in an attempt to settle such Agreement Dispute. If after such 60 calendar day period such representatives are unable to settle such Agreement Dispute, any party hereto may commence arbitration by giving written notice to all other party that such Agreement Dispute has been referred to the American Arbitration Association for arbitration in accordance with the provisions of this Article.

Section
3.2 Arbitration in Accordance with American Arbitration Association Rules.
All Agreement Disputes shall be settled by arbitration in Houston, Texas, before a single arbitrator in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitrator shall be selected by the mutual agreement of all parties, but if they do not so agree within twenty (20) days after the date of the notice of arbitration referred to above, the selection shall be made pursuant to the Rules from the panels of arbitrators maintained by the American Arbitration Association. The arbitrator shall be an individual with substantial professional experience with regard to resolving or settling sophisticated commercial disputes.

Section
3.3 Final and Binding Awards. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance therewith shall be final and binding, and there shall be no right of appeal therefrom. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules, and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules.

Section
3.4 Costs of Arbitration. In the award the arbitrator shall allocate, in his or her discretion, among the parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the parties. Absent such an allocation by the arbitrator, each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared.

Section
3.5 Settlement by Mutual Agreement. Nothing contained in this Article shall prevent the parties from settling any Agreement Dispute by mutual agreement at any time.

 SECTION IV

 MISCELLANEOUS

Section
4.1 No Inconsistent Agreements. New Planet will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with this Agreement or otherwise conflicts with the provisions hereof. In the event New Planet has previously entered into any agreement with respect to its securities granting any registration rights to any Person, the rights granted to Planet hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of New Planet's securities under any such agreements.

Section
4.2 Survival of Obligations. The obligations of the parties under Sections 3 and 4 of this Agreement shall survive the termination for any reason of this Agreement (whether such termination is by New Planet, by Planet, upon the expiration of this Agreement or otherwise).

Section
4.3 Severability. In case any one or more of the provisions or part of the provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible. In furtherance and not in limitation of the foregoing, New Planet and Planet each intend that the covenants contained in Sections 4 and 5 shall be deemed to be a series of separate covenants, one for each county of the State of Texas and one for each and every other state, territory or jurisdiction of the United States and any foreign country set forth therein. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such enforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings. If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

Section
4.4 Entire Agreement, Amendment. This Agreement contains the entire agreement between New Planet and Planet with respect to the subject matter thereof. Planet acknowledges that it neither holds any right, warrant or option to acquire securities of New Planet, nor has the right to any such rights, warrants or options, except pursuant to the is Agreement. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

Section
4.5 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed to have duly given if delivered by hand-delivery, registered first-class mail, postage prepaid, telex, telecopier, or air courier guaranteeing overnight delivery as follows:

<PRE>
  To New Planet:                              To Planet:

  New Planet Resources, Inc.                   Planet Resources, Inc.
  1415 Louisiana, Suite 3100                   One Park Ten Place, Suite 200
  Houston, Texas 77002                         Houston, Texas 77084
  Attn: A.W. Dugan, President                  Attn: Hunter M.A. Carr, President

  with an additional copy by like means to:    with an additional copy  to:

  Sonfield and Sonfield                        Planet Resources, Inc.
  770 South Post Oak Lane                      One Park Ten Place, Suite 200
  Houston, Texas 77056                         Houston, Texas 77084
  Attn: Robert L. Sonfield, Jr., Esq.         Attn: Jonathan C. Gilchrist, Esq.

</PRE>
   and/or to such other persons and addresses as any party shall have specified in writing to the other.

All
such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Section
4.6 Assignability. This Agreement shall be assignable by either party on the express consent of the other and shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties.

   Section 4.7  Governing Law.   This Agreement shall be governed by and
 construed under the laws of the State of Delaware.

Section
4.8 Waiver and Further Agreement. Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

Section
4.9 Heading of No Effect. The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN
WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEW PLANET RESOURCES, INC.



By:   /s/A.W. Dugan
 ----------------------------------------
  A.W. Dugan, President

PLANET RESOURCES, INC.



By:   /s/Hunter M.A. Carr
 ----------------------------------------
  Hunter M.A. Carr, President